                                                                  EXHIBIT 10.5

                         PARTNERSHIP PURCHASE AGREEMENT

         THIS PARTNERSHIP PURCHASE AGREEMENT (this "AGREEMENT") is made as of September 22, 2000 by and among Providential Holdings, Inc. ("Buyer") and Daniel
E. Collins, Inc. ("D. Collins"), Walter J. Bankovitch, Inc. ("Bankovitch"), the Estate of Robert M. Collins, ("R. Collins"), Samuel Rankin, Jr. ("Rankin") and Robert J. Solon ("Solon"), hereinafter collectively called "Sellers" or "Partners."

                                BASIC TRANSACTION

         The Sellers have been and now are Partners doing business under the firm name of Holt & Collins, hereinafter referred to as "the Partnership," with principal place of business at Bayside Plaza, 188 The Embarcadero, Suite 760, San Francisco, California 94105-1298. Sellers entered into and have continued in the Partnership under the provisions of a written Restated General Partnership Agreement made on January 1, 1982. A copy of that agreement is attached as
Exhibit 1. Except as provided herein, Sellers represent and warrant that no other person or entity has any interest or claim of right to a partnership interest in the partnership. The percentage interest of each partner is set forth in attached Exhibit 2. This Agreement contemplates a transaction in which, pursuant to the terms and subject to the conditions set forth herein, Buyer will purchase from the Sellers, and the Sellers will sell to Buyer, all of their interest in their Partnership, except as provided in this agreement, in exchange for cash, as set forth below. This Agreement also contemplates that the Buyer will assume and become liable for all of the debts, liabilities and


                                       1
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obligations of the Partnership, whether accrued, absolute or contingent, except as provided in this Agreement. The partners have the duty to disclose all debts, liabilities, and obligations of the partnership, and the Buyer will not assume any debts, liabilities and obligations of the Partnership unless they have been fully disclosed by the time of the definitive agreement signing.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1.        PURCHASE AND SALE OF PARTNERSHIP.

         (a) PURCHASE AND SALE. Pursuant to the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Sellers shall sell and transfer to Buyer and Buyer shall purchase from the Sellers the Partner's interest in the Partnership for an aggregate purchase price as determined pursuant to Section 1(c) below.

                  (i) EXCLUDED ASSETS. Notwithstanding the foregoing, the assets of the Partnership not included in the transaction are listed in Exhibit 3 hereto. In addition, it is expresly agreed that the Partners, subsequent to the closing of the transaction but not earlier than December 31, 2000, shall retain the right to the name of the Partnership, i.e. Holt & Collins and the Partners' respective retail customers and customers lists which shall be assigned to Partners effective on or before December 31, 2000.

         (b)      THE CLOSING.

                  (i) THE CLOSING DATE. The closing of the purchase and sale of the Partnership (the "CLOSING") shall take place at the offices of Dreher, Garfinkle & Watson at 8:00 a.m. local time on or before November 1, 2000, or as extended pursuant to this agreement, but no later than January 31, 2001. The date of the Closing hereunder is referred to herein as the "CLOSING DATE."

                  (ii) CLOSING PROCEDURES. Subject to the conditions set forth in this Agreement:

                           (A) at Closing, the Sellers shall deliver to Buyer
                  possession of the assets of Holt & Collins transferred to Buyer under this agreement; and

                           (B) at Closing, Buyer shall deliver to the Sellers a
                  cashier's or certified check, or wire transfer of immediately available funds to an account designated by the Sellers at least 2 days prior to the Closing Date, in the amount of $1,500,000.00 plus an amount equal to the net worth of Holt & Collins as calculated on May 31, 2000 or on the date of the most recently filed Focus Report on file with the NASD-Washington office, whichever date is later ("PRELIMINARY NET WORTH"). This payment will be reduced by any non-refundable deposits paid to Partners prior to closing. Sellers acknowledge receipt of a non-refundable deposit of $50,000.00 on June 2, 2000. Upon signing this Agreement, Buyer will deposit an additional


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                 non-refundable deposit of $75,000.00 into an escrow account at the Bank of San Francisco to be paid to the Holt & Collins' partners if this transaction is terminated as provided herein. If for any reason the closing does not occur on or before December 31, 2000 or extended to January 31, 2001 as provided herein, this contract shall terminate and the partners shall be entitled to receive the $75,000.00 from the Bank of San Francisco and shall not be required to refund it to Buyer. Prior to December 31, 2000, Buyer shall have the option of extending the termination date of December 31, 2000 to January 31, 2001 by depositing an additional non-refundable deposit of $50,000.00 into the escrow account at the Bank of San Francisco to be paid to the Holt & Collins' partners if this transaction is terminated as provided herein. In the event that the Buyer exercises the option to extend the termination date to January 31, 2001, if for any reason the closing does not occur on or before January 31, 2001 this contract shall terminate and the partners shall be entitled to receive the additional $50,000.00 from the Bank of San Francisco and shall not be required to refund it to Buyer.

         (c) THE PURCHASE PRICE. The purchase price for Partner's interest in the Partnership is $1,500,000.00 plus the net worth of Holt & Collins as of the Closing Date.

                  (i) Within 30 days after the Closing Date, Buyer will cause to be prepared and delivered to Sellers a draft statement (the "DRAFT CLOSING STATEMENT") setting forth the Net Worth as of the Closing Date immediately prior to giving



                                       4
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         effect to the transactions contemplated hereby (the "CLOSING NET
         WORTH"). For purposes of this paragraph, "NET WORTH" means the total assets of the Partnership minus the total liabilities of the Partnership determined in accordance with generally accepted accounting principles. Any adjustments to the "Net Worth" of the Partnership must be agreed to in writing prior to the closing of the transaction (e.g. payment of subordinated debt and return of stock pledged).

                  (ii) If Sellers disagree with the computation of Closing Net Worth reflected on the Draft Closing Statement, Sellers may, within 15 days after receipt of the Draft Closing Statement, deliver a written notice (an "OBJECTION NOTICE") to Buyer setting forth Sellers' calculation of Closing Net Worth. The Objection Notice shall specifically state and shall only state those items or amounts as to which the Sellers disagree and the basis of such disagreement, and each Seller shall be deemed to have agreed with all other items and amounts contained in the calculation of Closing Net Worth on the Draft Closing Statement. If an Objection Notice is not delivered within such time period, then the amount of Closing Net Worth set forth in the Draft Balance Sheet shall be conclusive and binding upon the Parties.

                  (iii) If an Objection Notice is delivered within such time period, Buyer and Sellers shall, during the 15 days following the receipt by Buyer of such notice, use their reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of Closing Net Worth, but if they do not obtain a final resolution within 15 days after Buyer has received the


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         Objection Notice, Buyer and Sellers will jointly retain an independent accounting firm (the "FIRM") to resolve any remaining disagreements. Buyer and Sellers shall direct the Firm to render a determination within 30 days of its retention and the Parties and their respective employees shall cooperate with the Firm during its engagement. The Firm shall consider only those items and amounts in the Draft Balance Sheet set forth in the Objection Notice which Buyer and Sellers are unable to resolve. The Firm's determination shall be based on the definition of Closing Net Worth included herein. The determination of the Firm will be conclusive and binding upon the Parties. The cost of such review and report by the Firm shall be borne equally by Buyer and Seller.

                  (iv) Buyer and Sellers agree that they will, and agree to cause their respective independent accountants and Company to, cooperate and assist in the preparation of the Draft Closing Statement and the calculation of Closing Net Worth and in the conduct of the audits and reviews referred to in this Section, including without limitation, the making available to the extent necessary of books, records, work papers and personnel.

         (d)      THE POST-CLOSING ADJUSTMENT PAYMENT.

                  (i) PAYMENT BY BUYER. If the Closing Net Worth is greater than the Preliminary Net Worth, Buyer shall, within 3 days after the date the Closing Net Worth is determined under and in accordance with the above, deliver to the Sellers a check, or wire transfer of immediately available funds to an account designated by the Sellers, in an aggregate amount


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          equal to the excess of the Closing Net Worth over the Preliminary Net
          Worth.

                  (ii) PAYMENT BY THE SELLERS. If the Closing Net Worth is less than Preliminary Net Worth, the Sellers shall (in proportion to their interests sold), within 3 days after the date the Closing Net Worth is determined under and in accordance with the above, deliver to Buyer a check, or wire transfer of immediately available funds to an account designated by Buyer, in an aggregate amount equal to the excess of the Preliminary Net Worth over the Closing Net Worth.

         SECTION 2.        COVENANTS OF THE SELLERS.

         (a) AFFIRMATIVE COVENANTS OF THE SELLERS. Prior to the Closing Date, each of the Sellers covenant and agree as follows:

                  (i) The Sellers will cause the Partnership to, and the Partnership will, conduct its business in the ordinary course of business. Without limiting the generality of the foregoing, the Sellers will cause the Partnership to maintain its books and records, pay expenses and payables, bill customers, collect receivables, purchase inventory, perform all maintenance and repairs necessary to maintain its facilities and equipment in good operating condition (normal wear and tear excepted), replace inoperable, worn out or obsolete assets with assets of comparable quality, maintain an appropriate level of insurance, in each case, in the ordinary

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course of business in accordance with past custom and practice;

                  (ii) The Sellers will, and will cause the Partnership to, use reasonable best efforts to preserve present business relationships, to the extent such relationships are beneficial to the Partnership and its business, and, except as otherwise directed by Buyer, to encourage the Partnership's employees to continue their employment with the Partnership both before and after the Closing;

                  (iii) The Sellers will, and will cause the Partnership and its employees and agents (including attorneys and accountants) to, permit Buyer employees, agents, accounting and legal representatives and its and their representatives to have reasonable access at reasonable times to the Partnership's books, records, invoices, contracts, leases, personnel, facilities, equipment and other things reasonably related to the business and assets of the Partnership, wherever located;

                  (iv) The Partnership and each Seller will promptly (once it has knowledge thereof) inform Buyer in writing of any variances from the representations and warranties contained in this Agreement or any breach of any covenant hereunder by any of the Sellers or the Partnership;

                  (v) The Sellers will, and will cause the Partnership to, and the Partnership will, cooperate with Buyer and use their reasonable best efforts to make all filings and applications,

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

to give all notices and to obtain all Consents necessary for the consummation of the transactions contemplated by this agreement.

         (b) NEGATIVE COVENANTS OF THE SELLERS. Prior to the Closing, without Buyer's prior written consent, the Sellers will not, and will not cause the Partnership to:

                  (i) except as expressly contemplated by this Agreement, take or omit to take any action which, individually or in the aggregate, could be reasonably anticipated to have a material adverse effect upon the business, financial condition, operating results, employee relations, customer relations, assets, operations, rights or business prospects of the Partnership; and

                  (ii) sell, lease, license or otherwise dispose of any interest in any of the Partnership's tangible or intangible assets other than in the ordinary course of business, or permit any of the Partnership's assets or property to be subjected to any Lien; and

                  (iii) except as expressly contemplated by this Agreement, terminate, modify or amend any material Contract or any Consent of, with or to any Governmental Entity or enter into any new material Contract, or amend the Partnership's documents or agreement.

         SECTION 3. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the transactions to be


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         performed by it in connection with the Closing is subject to the satisfaction of the following conditions as of the Closing:

         (a) COMPLIANCE WITH LEGAL REQUIREMENTS. The consummation of the transactions contemplated by the transaction will not be prohibited by any Legal Requirement or subject Buyer or the Partnership to any penalty or liability or other onerous condition arising under any Legal Requirement or imposed by any Governmental Entity.

          (b) CONSENTS. All filings, notices, licenses and other Consents of, to or with, any regulatory entity that are required for (i) the consummation of the transactions contemplated by the transaction; or (ii) for the conduct of the business of Partnership as heretofore conducted, will have been duly made or obtained by the Buyers and Sellers from, including but not limited to the National Association of Securities Dealers, National Securities Clearing Corporation/Depository Trust Company and Pacific Exchange. All filings, notices, licenses and other Consents, as the case may be, must be filed within 3 business days after the signing of this agreement. The parties will cooperate, in good faith, in providing all information to the regulatory entity or entities as is required. Further, it is agreed that time is of the essence in obtaining the required regulatory approvals. It is therefore agreed that if the regulatory entities request information and documentation from the parties, the requested information and documentation will be provided within 30 calender days from the date of the request from the regulatory entities. Buyer's failure to provide the requested information within 30 days will be a breach of this agreement and in this event, the non-refundable


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

deposits of $75,000.00 and $50,000.00 referred to in Section 1(b)(ii)(B) shall be immediately released by the Bank of San Francisco and paid to the Partners, unless otherwise extended by the Partners.

         (c) EMPLOYMENT OR INDEPENDENT CONTRACTOR AGREEMENTS. The partners of Holt & Collins and Buyer will execute, on closing, agreements retaining the partners as employees or independent contractors of Buyer pursuant to the terms and conditions agreed to between the parties prior to closing.

         (d) APPROVAL OF BOARD OF DIRECTORS OF BUYER. The board of directors of Buyer shall have approved the consummation of the transactions contemplated by this Agreement.

         (e) DUE DILIGENCE. Buyer is satisfied in all material respects with the results of its business, legal, and accounting due diligence investigation and review of the Partnership.

         SECTION 4. CONDITIONS TO OBLIGATION OF SELLERS. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions as of the Closing:

         (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in Section 6 shall be true and correct at and as of the Closing Date.

         (b) PERFORMANCE OF COVENANTS. Buyer shall have performed in all material respects all of the covenants and agreements required


                                       11
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to be performed by it under this Agreement on or prior to the Closing Date.

         (c) OFFICER'S CERTIFICATE. Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified in Section 4(a) and 4(b) have been satisfied.

         (d) ASSUMPTION AGREEMENT. Buyer shall deliver to Seller an Assumption Agreement in the form of Exhibit 4 hereto.

The Sellers may waive any condition specified in this Section 4 if it executes a writing so stating at or prior to the Closing.


         SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. As a material inducement to Buyer to enter into and perform its obligations under this Agreement, Sellers jointly and severally represent and warrant to Buyer that the statements contained in this Section 5 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

         (a) ORGANIZATION OF PARTNERSHIP. The Partnership is a California general partnership, duly organized and validly existing under the laws of the State of California.

         (b) AUTHORIZATION; NO BREACH. The execution, delivery and performance of the transaction to which the Partnership or any of the Sellers is a party, have been duly authorized by the Partnership or the Sellers, as the case may be.


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

         (c) FINANCIAL STATEMENTS. Attached hereto as Exhibit 5 is the unaudited balance sheets of the Partnership as of December 31, 1999 and March 31, 2000. The foregoing financial statements are consistent with the books and records of the Partnership (which, in turn, are accurate and complete in all material respects) and present fairly the financial condition of the Partnership in accordance with GAAP. Since the date of the Latest Balance Sheet, there has not been any material change in the business, assets, financial condition, operating results, employee relations, customer or manager relations or business prospects of the Partnership not otherwise disclosed.

         (d) ABSENCE OF UNDISCLOSED LIABILITIES. Except as set in Exhibit 6, the Partnership has no Liability and, to the knowledge of the Partnership and the Sellers, there is no basis for any proceeding, hearing, investigation, charge, complaint or claim with respect to any Liability, except for (i) Liabilities reflected on the face of Latest Balance Sheet, and (ii) Liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which relates to breach of contract, breach of warranty, tort, infringement, violation of or liability under any Legal Requirements, or any action, suit or proceeding and none of which is material individually or in the aggregate).

         (e) ASSETS. Except as set forth on the attached Exhibit 7, the Partnership has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all Liens, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet for fair value and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable.

         (f)      CONTRACTS AND COMMITMENTS.

                  (i) Except as expressly contemplated by this Agreement or as set forth on the attached Exhibit 8, the Partnership is not a party to or bound by any written or oral contract in excess of $10,000 individually or in the aggregate exceeding $50,000.

                  (ii) With respect to the Partnership's obligations thereunder and, with respect to the obligations of the other parties thereto, all of the Contracts set forth or required to be set forth on the attached
         Exhibit 8 or any other Schedule hereto are valid, binding and enforceable in accordance with their respective terms. The Partnership has performed all material obligations required to be performed by it under such Contracts and is not in default under or in breach of nor in receipt of any claim of default or breach under any such Contracts; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Partnership under any such Contracts; and, to the knowledge of Partnership and the Sellers, the Partnership is not a party to any Contract requiring it to purchase or sell goods or services or lease property above or below (as the case may be) prevailing market prices and rates.


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

                  (iii) A true, correct and complete copy of each of the written Contracts referred to on the attached Exhibit 8 have been made available to Buyer.

         (g) LITIGATION, ETC. Except as set forth on the attached Exhibit 9 and except where the liability of which is fully covered by Partnership's insurance policies or programs, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against or affecting the Sellers or the Partnership (or pending or threatened against or affecting any of the employees of the Partnership with respect to the Partnership's businesses or proposed business activities), or pending or threatened by the Partnership or the Sellers against any third party, at law or in equity, or before or by any Governmental Entity (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by the transaction); neither the Sellers nor the Partnership are subject to any arbitration proceedings under collective bargaining Contracts or otherwise or, any governmental investigations or inquiries; and, there is no valid basis for any of the foregoing. Neither the Sellers nor the Partnership are subject to any judgment, order or decree of any court or other Governmental Entity, and neither the Sellers nor the Partnership have received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business.

         (h) INSURANCE. The attached Exhibit 10 lists and briefly describes each insurance policy maintained for or on behalf of the Partnership with respect to its properties, assets and business.


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All of such insurance policies are in full force and effect, and no default exists with respect to the obligations of the Partnership or the Sellers under any such insurance policies and neither the Sellers nor the Partnership has received any notification of cancellation of any of such insurance policies. The insurance coverage of the Partnership is of a type and amount customary for entities of similar size engaged in similar lines of business.

         (i) EMPLOYEES. Except as set forth on the attached Exhibit 11 neither the Partnership nor the Sellers is aware that any executive or key employee of the Partnership or any group of employees of the Partnership has any plans to terminate employment with the Partnership. Neither the Partnership nor, to the Partnership's and the Sellers' knowledge, any of the Partnership's employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar Contracts relating to, affecting or in conflict with the present or proposed business activities of the Partnership.

         (j) COMPLIANCE WITH LAWS. Except as set forth on the attached Exhibit 12, the Partnership has complied with and is currently in compliance with all applicable laws, ordinances, codes, rules, requirements, regulations and other Legal Requirements of all Governmental Entities relating to the operation and conduct of its businesses or any of its properties or facilities, including all Legal Requirements relating to employment of labor, and neither the Partnership nor any Seller has received notice of any violation of any of the foregoing.

         (k) REAL PROPERTY. The Partnership does not own any Real

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Property. The attached Exhibit 13 lists all real property leased by the
Partnership (such property is referred to herein as the "LEASED PREMISES"). The Leased Premises is the only real estate leased by The Partnership. The lease under which Partnership leases the Leased Premises is in full force and effect has been reviewed by Buyer, and which Buyer agrees to assume prior to the closing of this transaction.

         (l) LEGAL COMPLIANCE. The items described on Exhibit 14 constitute all of the permits, filings, notices, licenses, consents, authorizations, accreditation, waivers, approvals and the like of, to or with any Governmental Entity or any other Person (collectively, the "CONSENTS") which are required for the consummation of the transactions contemplated by the transaction or the ownership of the assets or the conduct of the business of the Partnership.

         SECTION 6. REPRESENTATIONS AND WARRANTIES OF BUYER. As a material inducement to the Sellers to enter into and perform their respective obligations under this Agreement, Buyer represents and warrants that the statements contained in this Section 6 are true and correct as of the date hereof and will be true and correct as of the Closing Date.

          (A) ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (B) AUTHORIZATION OF TRANSACTION. Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions.

          (c) NONCONTRAVENTION. The execution, delivery and performance of the transaction to which Buyer is a party do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in a violation of, or (iv) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Governmental Entity pursuant to, the charter or bylaws of Buyer or any material agreement, instrument or other document, or any material Legal Requirement, to which Buyer or its assets is subject.

         SECTION 7.    ADDITIONAL AGREEMENTS.

         (a) EXPENSES. Except as otherwise provided herein, Buyer shall pay its own, and the Partnership shall prior to Closing pay the Seller's expenses (including fees and expenses of legal counsel, or other representatives and consultants) incurred in connection with or related to the sales process, the negotiation of this Agreement, the performance of its (and in the case of the Sellers, the Partnership's) obligations hereunder and thereunder, and the consummation of the transactions contemplated by this Agreement.

         (b) ASSUMED LIABILITIES. Notwithstanding anything to the contrary in this Agreement, Buyer shall assume and become liable for all of the debts, liabilities or obligations of Seller, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and regardless of when or by whom asserted (including but not limited to (i) the Lease at Bayside Plaza, 188 The Embarcadero, Suite 760, San Francisco, California 94105, which is hereby assigned by Seller and assumed by Buyer and (ii) accounts payable and other current liabilities as of the Closing Date incurred in the ordinary course of business of Partnership including, without limitation any debt, liability or obligation of Partnership arising out of or related to facts, events, transactions, circumstances or occurrences arising on or prior to the Closing Date.

         (c) CONFIDENTIALITY. Each Party and each of its shareholders, partners, officers, directors and Affiliates shall keep confidential all information and materials regarding this Agreement and shall not be disclosed to anyone except to a required regulatory body as required herein.


         SECTION 8.        REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing.

         (b) INDEMNIFICATION PROVISIONS. Except as provided herein, the partners of Holt & Collins will agree to protect, save, defend, indemnify, and hold harmless Buyer from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any way connected with, any claim or action arising out of Holt & Collins business activities prior to closing and/or performance under this Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

                  Buyer will agree to protect, save, defend, indemnify, and hold harmless the partners from and against any and all expenses, damages, claims, suits, action, judgments, and/or costs whatsoever, including attorney's fees, arising out of, or in any way connected with, any claim or action arising out of the Buyer's business activities of Holt & Collins subsequent to closing and/or performance under Agreement. The provisions of this section shall survive any termination or expiration of this Agreement.

         (c) MANNER OF PAYMENT. Any indemnification of the Buyer Parties or the Sellers pursuant to this Section 8 shall be effected by cashier's or certified check or by wire transfer of immediately available funds from Buyer or the Sellers, as the case may be, to an account designated by Sellers or the Buyer, as the case may be, within 10 days after the determination of indemnification amounts. Any such indemnification payments shall include interest at the rate of 8% per annum from the date any such Adverse Consequence is suffered or sustained to the date of such payment is due pursuant to this Section 8.2(c) and interest at a rate of 10% thereafter until such Adverse Consequences are fully paid. Interest on any such unpaid amount shall be compounded semi-annually, computed on the basis of a 360-day year. Any indemnification payments made pursuant to this Agreement shall be deemed to be adjustments to the Purchase Price for tax purposes.

         SECTION 9.        DEFINITIONS.

                  "ADVERSE CONSEQUENCES" means, with respect to any Person, any diminution in value, consequential or other damage, Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest, penalties, reasonable attorneys' fees and expenses and all amounts paid or incurred in connection with any action, demand, proceeding, investigation or claim by any third party (including any Governmental Entity) against or affecting such Person or which, if determined adversely to such Person, would give rise to, evidence the existence of, or relate to, any other Adverse Consequences and the investigation, defense or settlement of any of the foregoing.

                  "CONTRACT" means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license, or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

                  "GAAP" means United States generally accepted accounting principles.

                  "GOVERNMENTAL ENTITY" means the United States of America, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

                  "LIABILITY" means any liability, debt, obligation, deficiency, Tax penalty, fine, claim, cause of action or other loss, cost or expense of any kind or nature whatsoever, whether asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and whether due or become due and regardless of when asserted.

                  "LEGAL REQUIREMENT" means any requirement arising under any law, rule or regulation or any determination or direction of any arbitrator or any Governmental Entity.

                  "ORDINARY COURSE OF BUSINESS" means the ordinary course of the Partnership's business consistent with past custom and practice, including as to frequency and amount.

                  "PARTY" means any party hereto.

         SECTION 10.       MISCELLANEOUS.

         (a) NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes the letter of intent dated May 31, 2000, and any prior understandings, agreements or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

         (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder may be assigned (whether by operation of law, through a change in control or otherwise) by the Partnership or the Sellers without the prior written consent of Buyer, or by Buyer (except as otherwise provided in this Agreement) without the prior written consent of the Sellers. Buyer may (at any time prior to the Closing), at its sole discretion, assign, in whole or in part, its rights and obligations pursuant to this Agreement to one or more of its Affiliates. For purposes hereof, Buyer's "Affiliates" include Affiliates which may be organized subsequent to the date hereof. Buyer may assign all or any portion of this Agreement and the other agreements contemplated hereby (including rights hereunder and thereunder), including its rights to indemnification, to any of its or its Affiliates' (whether prior to or subsequent to the Closing) lenders as collateral security. After the Closing, Buyer may assign this Agreement and its rights and obligations hereunder in connection with a (i) merger or consolidation involving Buyer or any of its Affiliates, (ii) a sale of stock or assets of Buyer or any of its Affiliates or
(iii) dispositions of the business of the Partnership or any part thereof.

         (d) COUNTERPARTS. This Partnership Purchase Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f) NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given when delivered personally to the recipient or sent to the recipient by telecopy (receipt confirmed) or by reputable express courier service (charges prepaid), and addressed to the intended recipients as set forth below:

                  If to the Sellers:

                  Daniel E. Collins
                  188 The Embarcadero, Suite 760
                  San Francisco, CA 94105-1298

                  Walter J. Bankovitch
                  188 The Embarcadero, Suite 760
                  San Francisco, CA 94105-1298

                  WITH A COPY TO:
                  Dreher, Garfinkle & Watson
                  44 Montgomery Street, Suite 3585
                  San Francisco, CA 94104

                  IF TO BUYER:

                  Providential Holdings, Inc.
                  8700 Warner Avenue
                  Fountain Valley, CA 92708

                  WITH A COPY TO:
                  Shivbir S. Grewal, Esq.
                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, CA 92660

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

      (g) GOVERNING LAW AND ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of California. All disputes between Buyer and the Seller hereunder shall be settled by arbitration before a single arbitration pursuant to the rules of the American Arbitration Association, in San Francisco, California; provided, however, that
(a) the parties shall be permitted to have discovery in accordance with the Federal Rules of Civil Procedure and (b) any award pursuant to such arbitration shall be accompanied by a written opinion of the arbitrator giving the reasons for the award. A request for arbitration shall be evidenced by the party requesting arbitration giving notice of the intention to arbitrate in accordance with the provisions of Section 10(f) hereof. The arbitrator shall be selected by the joint agreement of Buyer and Seller, but if they do not so agree within 20 days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the American Arbitration Association. The award rendered by the arbitrator shall be final, conclusive and binding upon the parties hereto, and judgment upon the award rendered may be entered by a California Court having jurisdiction. Each party waives any right of appeal it may have. Nothing herein set forth shall prevent Buyer and Seller from settling any dispute by mutual agreement at any time.

      (h) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) INCORPORATION OF SCHEDULES. The Exhibits identified in this Agreement are incorporated herein by reference and made a part hereof.

      (j) SEVERABILITY OF PROVISIONS. If any covenant, agreement, provision or term of this Agreement is held to be invalid for any reason whatsoever, then such covenant, agreement, provision or term will be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

      (k) SUCCESSOR LAWS. Any reference to any particular Code section or any other Legal Requirement will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

      (l) DELIVERY BY FACSIMILE. This Agreement and any signed Contract entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original Contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such Contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such Contract shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or Contract was transmitted or communicated through the use of facsimile machine as a defense to the formation of a Contract and each such party forever waives any such defense.

      (m) ATTORNEY FEE AND COST PROVISION. In the event that either party hereto shall commence any action or arbitration proceeding against the other party hereto arising out of or in connection with this Agreement, or contesting the validity of this Agreement or any provision hereof, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees and related costs, fees and expenses incurred by the prevailing party in connection with such action or proceeding.

                  (n) SOFTWARE. Upon signing of the definitive agreement, Holt and Collins consents and agrees to facilitate and allow the representatives of Providential to have access to Holt and Collins technical operations system. The purpose of the access is to test a software compatibility developed by Providential Technology, Inc. with the currently existing Holt & Collins back office software vendor. The details of the testing will be outlined under a separate agreement between the Parties. The closing of the transaction is not contingent on the software and/or hardware compatibility.


                                    * * * * *

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                      "Buyer":              Providential Holdings, Inc.



                                            By:___________________________

                                            Title:________________________



                      "Seller":             Daniel E. Collins, Inc.


                                            By:___________________________

                                            Title:________________________


                                            Walter J. Bankovitch, Inc.


                                            By:__________________________

                                            Title:_______________________


                                            Estate of Robert M. Collins


                                            By: Margaret R. Collins
                                            Title: Special Administrator


                                            -----------------------------
                                            Samuel Rankin, Jr.


                                            -----------------------------
                                            Robert J. Solon

                                LIST OF EXHIBITS

                  Exhibits            Description
                  --------            -----------
                  1                   Partnership Agreement
                  2                   % Interest
                  3                   Excluded Assets
                  4                   Assumption Agreement
                  5                   Financials
                  6                   Liability Disclosure
                  7                   Assets
                  8                   Contracts
                  9                   Litigation
                  10                  Insurance
                  11                  Employees
                  12                  Compliance With Law
                  13                  Leases
                  14                  Permits/Licenses